EXHIBIT 99 (a)
                                                -------------

                      SETTLEMENT AGREEMENT

          This Settlement Agreement (this "Agreement") is made by

and among MacArthur Company ("MacArthur"), Western MacArthur

Company ("Western MacArthur") and Western Asbestos Company

("Western Asbestos"), together with each of their predecessors and successors, affiliates and subsidiaries (collectively, the

"Debtors"), United State Fidelity & Guaranty Co. ("USF&G"), The

St. Paul Fire & Marine Insurance Company, The St. Paul Companies,

Inc., and its affiliates and subsidiaries (collectively with

USF&G the "USF&G Parties"), and the Asbestos Plaintiffs (as

hereinafter defined).  The Debtors, the USF&G Parties and the

Asbestos Plaintiffs will hereinafter be referred to individually as a "Party" and collectively as the "Parties."



                            RECITALS



          WHEREAS, USF&G issued various Policies (as hereinafter

defined) of insurance from 1948 through 1960 under which Western

MacArthur is alleging it is entitled to coverage, including but not limited to those listed on Exhibit A attached hereto and made a part hereof; and



          WHEREAS, Western Asbestos was an insulation products

installer and materials supplier, which has been out of business since 1969.



          WHEREAS, in 1967, MacArthur established Western

MacArthur, which purchased certain of Western Asbestos' assets;

and

          WHEREAS, various asbestos claimants have sued Western

MacArthur since the late 1970's, both in its own right, and as successor to Western Asbestos, for asbestos-related personal injury claims; and



          WHEREAS, in 1993, an action was filed in California

state court in Western Mac Arthur Co. et al. v. United States

Fidelity & Guaranty Co., et al., No. 721595-7 (consolidated with

No. 828101-2) (Super. Ct. Calif. Alameda County) (the "Existing

Coverage Litigation"), which has included claims against the

USF&G Parties,  and two other Western Asbestos insurers, one of which has settled with MacArthur; and



          WHEREAS, the Existing Coverage Litigation centers

around a dispute between Western MacArthur and the USF&G Parties regarding coverage obligations of USF&G with respect to Asbestos

Related Claims brought against Western MacArthur and Western

Asbestos; and



          NOW, THEREFORE, in consideration of the foregoing and

the mutual promises contained herein, the Parties agree as

follows:



      1.   Purpose and Scope.  The purposes of this Agreement are (a)

(a) subject to implementation of the prenegotiated plan of reorganization described below, to resolve all past, present and future coverage disputes between the Debtors, the USF&G Parties and the Asbestos

Plaintiffs in connection with Asbestos Related Claims, (b) for the Debtors to implement the pre-negotiated plan of

reorganization described below, (c) for the payment of funds to a

Judgment Escrow (as hereinafter defined) to be made pursuant to the procedures specified below, (d) for all other Asbestos

Related Claims and future demands to be channeled to a trust established pursuant to 11 U.S.C.  524(g) (the "524(g) Trust"),

and (e) for the USF&G parties to obtain 524(g) and supplemental injunctions precluding the assertion of claims relating to or arising from the Policies, including but not limited to claims for "bad faith" or extra-contractual liability, and to be

released from such claims in accordance with the terms and

conditions set forth below.



     2.   Additional Definitions.  As used in this Agreement and

for purposes of this Agreement only, the following terms shall have the following meanings:



          2.1  "Affiliates," whenever used herein in connection

with the USF&G Parties, shall mean any corporate entity that directly or indirectly owns or controls, is owned or controlled by, or is under common ownership or control with, another of the

USF&G Parties or their subsidiaries, provided, however, that under no circumstances will this definition or any reference to any "assigns" or "successors" of the USF&G Parties shall be read to permit any of the Debtors' Other Insurers (as defined herein)

to obtain rights under this Agreement and provided further that the terms "affiliate," "assign" and "successor" does not include any shareholder to the extent such shareholder (including by way of illustration, any of the Debtors' Other Insurers) may be

independently liable to any of the Asbestos Plaintiffs, the

Debtors or the Trust.



          2.2  "Asbestos Plaintiffs" shall mean individuals

holding Asbestos Related Claims represented by Asbestos

Plaintiffs' Counsel who constitute at least 75% of known

creditors holding Asbestos Related Claims against any of the

Debtors.



          2.3  "Asbestos Plaintiffs' Counsel" shall mean the law

firms of (1) Kazan, McClain, Edises, Abrams, Fernandez, Lyons &

Farrise, PLC; (2) Brayton Purcell; (3) Wartnick Law Firm.

          2.4  "Asbestos Related Claims" shall mean any and all

past, present or future claims or portions of claims that may be asserted against the Debtors, or any of them, for damages or other monetary or other relief, under any legal theory, related to or arising out of bodily injury, sickness, illness, ailments,

loss of consortium, mental anguish, emotional distress, disease or death, or any claim arising from an insurance contract that relates to such claim or claims, sustained by a Person alleged to have been caused in whole or in part by any asbestos or

asbestos-containing product, including without limitation, the manufacture of, mining of, use of, sale of, installation of,

removal of, destruction of, exposure to, presence of, alleged failure to warn about asbestos, asbestos-containing products,

asbestos fibers, asbestos dust, or any operation in which such asbestos, asbestos fibers, asbestos dust or asbestos-containing product may have been used, and any claims for contribution,

indemnity or otherwise arising out of the foregoing, but

excluding claims for workers' compensation under any state or federal law.



          2.5  The "Bankruptcy Code" shall mean Title 11 of the

United States Code, 11 U.S.C.  101, et seq, as amended from

time to time.



          2.6  The "Chapter 11 Cases" shall mean the voluntary

petitions under Chapter 11 of the Bankruptcy Code that Western

Asbestos, Western MacArthur and MacArthur shall file in the

United States Bankruptcy Court or the United States District

Court for a District in California to implement the pre-

negotiated plan of reorganization, the terms of which shall

conform to this Agreement.



          2.7  The "Court" shall mean the United States

Bankruptcy Court or the United States District Court in one of

the Districts of California.

          2.8  The "Effective Date" shall mean the date upon

which the Debtor, the USF&G Parties and the Asbestos Plaintiffs

shall have executed this Agreement and the conditions precedent set forth in Section 8.1 shall have been satisfied.



          2.9  "524(g) Trust" shall mean a trust established

pursuant to 11 U.S.C.  524(g) and in accordance with the terms of the Plan consistent with the terms of this Agreement.



          2.10 "Future Representative" shall mean the

representative of the interests of future holders of Asbestos

Related Claims against the Debtors, who will be appointed in connection with the Chapter 11 Cases and shall be approved by the

Court as contemplated by Section 524(g)(4)(B)(i) of the

Bankruptcy Code.



          2.11 "Other Insurers" shall mean General Accident

Insurance Company of America, The Hartford Accident and Indemnity

Company and their related entities, The Home Insurance Company,

individually and as successor in interest to The Home Indemnity

Company, Argonaut Insurance Company, Continental Casualty Company

and CNA Casualty Company and related entities among others.



          2.12 "Person" shall mean an individual, a corporation,

a partnership, an association, a trust, a class or group of

individuals, any "Insured", "Named Insured", "Persons Insured",

additional insured or additional named insured, or equivalent term contained in the Policies as those terms are used in the

Policies, or any other entity or organization, including without limitation any federal, state or local governmental or

quasi-governmental body or political subdivision, department,

agency or instrumentality thereof.



          2.13 "Debtors' Counsel" shall mean the law firms of

Brobeck, Phleger & Harrison, LLP; Faricy & Roen, L.P.; and

Miller, Starr & Regalia.

          2.14 "Plan" shall mean the pre-negotiated plan of

reorganization for the Debtors contemplated by this Settlement

Agreement, which shall include a settlement among the Debtors,

the Asbestos Plaintiffs and the USF&G Parties, the principal terms and conditions of which are set forth herein.



          2.15 "Plan Approval" shall mean the date upon which the

Plan is "substantially consummated" (as defined in Section

1101(2) of the Bankruptcy Code).



          2.16 "Plan Disapproval" shall mean the date upon which

there is a final Court order denying confirmation of the Plan that is not subject to stay or appeal.



          2.17 "Policies" shall mean any and all policies of

insurance, whether primary, umbrella, excess or otherwise, and whether liability, first party or otherwise, and whether known or unknown, issued or alleged to have been issued by any of the

USF&G Parties to any of the Debtors prior to the Effective Date or under which any of the Debtors claim to be entitled to

insurance coverage as a matter of law or as a named insured,

insured, additional named insured, additional insured, person insured, or equivalent term contained in the policies, including but not limited to those policies listed in Exhibit A.  The term

"Policies" includes the foregoing policies whether the Debtors assert a right to coverage as a named insured, insured,

additional named insured, additional insured, person insured, or equivalent term contained in the policies, or by way of

assignment from another insured or Person claiming an interest in or derived from such policies.  The term "Policies" shall not include any insurance policy issued by an insurance company other than any of the USF&G Parties.

          2.18 "Trustee" shall mean the trustee of the 524(g)

Trust.



          Each defined term stated in a singular form shall

include the plural form, and each defined term stated in a plural form shall include the singular form.



     3.   Financial Terms of Settlement.



          3.1  Subject to all of the terms and conditions set

forth herein and to be included in the definitive Plan

documentation, the USF&G Parties will pay a total of $975

million, plus interest at the 30-day T bill rate as it exists from time to time from the Effective Date until paid (with

accrued interest) into escrow or into the 524(g) Trust.  Subject to Plan Approval, USF&G's total obligation to Debtors and/or to

Asbestos Plaintiffs under this Agreement arising from or related to the Policies shall not exceed $975 million with the exception of (i) interest as provided under this Agreement, and (ii) the reimbursable fees and costs set forth in Section 3.2(a) below in addition to 3.2(a)(iv), and nothing in this Agreement shall be construed to impose upon the USF&G Parties any additional

obligation.   This amount shall be paid as follows:



         (a)  Judgment Escrow.  No later than ten (10) days

 after the Effective Date, the USF&G Parties shall pay $160

 million into an escrow account (the "Judgment Escrow") for

 payment to individuals holding Asbestos Related Claims who hold judgments against any or all of the Debtors entered on or

 before the Effective Date ("Judgment Creditors"), in partial settlement of all potential claims that Judgment Creditors may have directly against any of the USF&G Parties, with any

 remaining settlement amounts to be paid from the 524(g) Trust.

 The USF&G Parties shall be provided with documentation from the

 Judgment Creditors or their counsel evidencing the payments to each Judgment Creditor from the Judgment Escrow, such documentation to include the date of payment and amount of payment as to each Judgment Creditor.  The $160 million paid into the Judgment Escrow shall be paid as follows:

          (i)  $110 million, with accrued interest, shall be

 disbursed at any time or from time to time, pursuant to joint instructions of counsel for the Judgment Creditors whose

 judgments amount to at least 80% of the value of all of the judgments held by all of the Judgment Creditors, or pursuant to an award of an arbitrator or arbitrators, or order of a court.

 In the event of Plan Disapproval, none of these funds paid to or remaining in the Judgment Escrow shall be returned to the

 USF&G Parties; and



        (ii) $50 million, with accrued interest, shall be

disbursed upon Plan Approval and issuance of the 524(g) and

Supplemental Injunctions (as defined in Section 8.2(d)), pursuant to joint instructions of counsel for the Judgment Creditors whose judgments amount to at least 80% of the value of all of the

judgments held by all of the Judgment Creditors, or pursuant to an award of an arbitrator or arbitrators, or order of a court .

In the event of Plan Disapproval, the $50 million with accrued interest shall be returned to the USF&G Entities.



          (b)  Claimant Escrow.   The USF&G Parties shall pay

$740 million to be paid:



          (i)  To the 524(g) Trust if Plan Approval has occurred

on or before November 16, 2002, such payment to be made sixty

(60) days after Plan Approval and issuance of the 524(g) and

Supplemental Injunctions; or



          (ii) To an escrow for asbestos claimants ("Claimant

Escrow") on January 15, 2003, if Plan Approval has not occurred by November 16, 2002.  The funds in the Claimant Escrow,

including accrued interest thereon, shall be disbursed: (A) to the 524(g) Trust within sixty (60) days of Plan Approval and issuance of the 524(g) and Supplemental Injunctions; or (B) to

the USF&G Parties in the event of Plan Disapproval.



          (c)    Expense and Fee Escrow.  No later than ten (10)

days after the Effective Date, the USF&G Parties shall pay $40 million, on account of fees and costs of the Debtors incurred in connection with the Existing Coverage Litigation and negotiations and related work leading to this Agreement, into an escrow (the

"Expense and Fee Escrow").  The Debtors shall have no right,

title or interest in these funds.  This $40 million payment shall be in complete satisfaction of the USF&G Parties' obligation to

Debtors' Counsel for fees and expenses other than those set forth in Section 3.2(a)(i) below.  The Expense and Fee Escrow shall be disbursed as follows:



               (i)  $30 million, with accrued interest, shall be

disbursed at any time or from time to time, pursuant to joint instructions by Debtors' Counsel.  None of these funds shall be returned to the USF&G Parties in the event of Plan Disapproval or otherwise.  This payment shall be made in exchange for all of the promises herein, and is expressly contingent upon, the release provided by the Debtors' Counsel in Section 7.



               (ii) $10 million, with accrued interest, shall be

disbursed: (A)  upon or after Plan Approval and issuance of the

524(g) and Supplemental Injunctions, as set forth in Section

3(c)(i) above, or (B) to the USF&G Parties immediately in the event of Plan Disapproval.



          (d)  Administrative Fund. No later than ten (10) days

after the Effective Date, the USF&G Parties shall pay $35 million into an escrow account (the "Administrative Fund"), under the control of the undersigned Asbestos Plaintiffs' Counsel.  The

Administrative Fund shall be disbursed to the Debtors or others, and after Plan Approval, to the 524(g) Trust, for miscellaneous fees and expenses, including costs and fees associated with

litigation, either within or outside of the bankruptcy

proceedings contemplated by the Plan.  Upon Plan Approval,

amounts in the Administrative Fund shall be disbursed for accrued but unpaid fees and expenses and any remaining funds shall be transferred to the 524(g) Trust.  Upon Plan Disapproval, amounts in the Administrative Fund shall be disbursed for accrued but unpaid fees and expenses and any remaining funds shall be

returned to the USF&G Parties.



          3.2  Bankruptcy Related Fees.



          (a)  In addition to the payments in Section 3.1, the

USF&G Parties shall advance, in the ordinary course as billed:



               (i)  All Debtors' fees and costs from and

including May 17, 2002, as incurred, in connection with the

handling and defense of asbestos-personal injury claims brought against any of the Debtors, in connection with the bankruptcy proceedings and efforts to seek Plan Approval, and the

negotiation of this Agreement and transactions contemplated by it, including work in connection with preparing the bankruptcy filing documentation and the bankruptcy cases and any escrows described herein or escrows or trusts created in connection with the bankruptcy cases (except for the 524(g) Trust after Plan

Approval).



               (ii) All fees, costs and expenses incurred by the

Future Representative, and all other fees and expenses in

connection with the Chapter 11 Cases;



               (iii)     All costs and expenses incurred from and

including May 17, 2002, by the undersigned Asbestos Plaintiffs'

Counsel (including attorneys' fees and costs of outside counsel they may retain) in connection with the bankruptcy proceedings and efforts to seek Plan Approval and the negotiation of this

Agreement and transactions contemplated by it, paid on an ongoing basis from the Effective Date; plus



               (iv) Not later than ten days after the Effective

Date, the USF&G Parties shall pay the Asbestos Plaintiffs'

Counsel fees in the amount of $12.3 million for work leading to this Agreement, plus costs incurred leading to this Agreement in a sum not to exceed $150,000.



          (b)  With respect to all fees payable under Section

     3.2(a)(i) through (iii):



          (i)       Such fees shall be based on an hourly (and

not contingent) basis and shall be at each firm's standard hourly billing rates charged generally to that firm's clients for

litigation assignments; and



          (ii) The firm involved will consult with the USF&G

Parties with regard to charges of counsel to determine whether any amounts billed are illegitimate or abusive.  If, after such consultation the USF&G Parties believe that certain illegitimate or abusive charges have not been resolved, they may seek

alternative dispute resolution ("ADR") to determine whether the specific charges are not reasonable.  In addition to any other remedies they have the USF&G Parties may take a credit against future bills of the offending counsel to offset any charges found on ADR to be illegitimate or abusive. The USF&G Parties shall have reasonable access to information relating to counsels' bills in order to evaluate potentially illegitimate or abusive charges,

but the USF&G Parties will not delay or (except to take, after an

ADR award, the prospective credit described above) refuse to pay bills of counsel in full as they become due.  Nothing herein,

however, shall require the USF&G Parties to seek ADR with respect to billing or rate errors and other mistakes relating to the billings of counsel. This section 3.2(b)(ii) does not apply to those costs and expenses described in Section 3.2(a)(iii),

provided however, that the parties agree in good faith to meet and confer to resolve any disputes concerning any fees or

expenses incurred under Section 3.2(a)(iii) that reasonably

appear to the USF&G Parties to be illegitimate or abusive.



          (c)  All amounts advanced (1) under Section 3.2(a)(i)

through (iii), or (2) for fees and expenses of the USF&G Parties in connection with the USF&G's efforts to obtain Plan Approval to the extent undertaken in the interest of all of the Parties and not solely for the benefit of the USF&G Parties that were

requested to be performed by the Asbestos Plaintiffs' Counsel,

shall be reimbursed to the USF&G Parties by the 524(g) Trust,

with interest at the 30-day T bill rate accrued from the date of payment by the USF&G Parties, within fifteen (15) days following the 524(g) Trust's recovery from any of the Other Insurers of any amounts, whether by judgment, settlement or otherwise, but in no event shall such fees exceed the amounts recovered by the Trust.



          (d)  None of the funds paid pursuant to Section

3.2(a)(i) through (iv) shall be returned to the USF&G Parties in the event of Plan Disapproval or otherwise except as expressly provided upon the resolution of an ADR or upon disallowances of fees by the Court.



          3.3  Subject to the Debtors' or Trust's right to use

funds in the Administrative Fund in Debtors' or the Trusts' good-

faith discretion and consistent with the overall purposes of the

Plan, the USF&G Parties shall not be responsible for payment of fees or costs incurred by the Trust or any other party in

connection with the prosecution of claims against any other

insurer.   The USF&G Parties shall not be responsible for any

fees incurred subsequent to Plan Approval except to the extent such fees are incurred in any remaining bankruptcy proceedings of the Debtors.

          3.4  All payments to be made by, and other obligations

of, the USF&G Parties are joint and several obligations of each and all of them.



          3.5  The Parties acknowledge that under fee agreements,

Debtors' Counsel are entitled to an additional $27 million on the settlement agreement with the USF&G Parties, which shall be paid,

at the rate of 3% of recoveries upon settlements with or

recoveries from Other Insurers and after reimbursement to the

USF&G Parties under Section 3.2(c), until paid in full, provided however, that this additional fee shall not be the responsibility of the USF&G Parties.



     4.   Release By Debtors.



          4.1  In consideration of the promises contained herein

as well as the Release by the USF&G Parties contained in Section

6, the Plan and Confirmation Order shall contain a general

release by the Debtors, on their own behalf and on behalf of any person or entity claiming by or through the Debtors, in favor of the USF&G Parties releasing the USF&G Parties and their

subsidiaries, affiliates, predecessors, successors or assigns

(but in no circumstance any Other Insurer against whom Debtors or the Trust have potential rights of recovery for Asbestos Related

Claims), and their past, present and future directors, officers,

agents and representatives, in full from any and all claims,

demands or obligations whatsoever (including, without limitation,

any obligation for defense costs), past, present or future, known or unknown, arising out of or relating to the Policies or any of the USF&G Parties' insuring relationship with any of the Debtors,

whether for insurance coverage, bad faith or other extra-

contractual liability or otherwise allegedly arising out of or relating to the Policies or any of the USF&G Parties' insuring relationship with any of the Debtors, provided, however, that the

USF&G Parties shall not be released from indemnity obligations under the policies identified in Exhibit A in respect of  claims other than Asbestos Related Claims up to total annual limits of

$100,000 per year for the policies referenced in Exhibit A in effect from 1953-7/60 and $50,000 per year for the policies

referenced in Exhibit A in effect from 1948-1952, for a total potential obligation of $1,000,000, and in no event shall the

USF&G Parties be responsible for any defense costs arising out of such policies, such defense costs being released under the

release to be executed pursuant to this Section 4.1.  Upon

request of the USF&G Parties on or after Plan Approval, the

Debtors shall execute and deliver to the USF&G Parties a separate instrument of release containing terms of the foregoing release provisions contained in the Plan and Confirmation Order.



     5.   Release by Judgment Creditors.



          5.1  After payment of the $110 million portion of the

Judgment Escrow pursuant to Section 3.1(a) above, and upon

disbursement of same as set forth in Section 3.1(a)(i), a

Judgment Creditor receiving such sums shall execute and deliver to the USF&G Parties a partial satisfaction of judgment to the extent of amounts received under the Judgment Escrow which

operates as a credit against remaining obligations, if any, of the USF&G Parties, such that the USF&G Parties shall have a

partial satisfaction of the Judgment Creditors' claims in the aggregate of $110 million, when all the $110 million has been disbursed.



     6.   Release by USF&G.



          6.1  In consideration of the promises contained herein

as well as the Release by the Debtors contained in Section 4 above, and effective upon Plan Approval, the USF&G Parties on their own behalf and on behalf of any person claiming by or

through the USF&G Parties shall execute, and the Plan and

Confirmation Order shall contain, a general release in favor of the Debtors releasing the Debtors and their subsidiaries,

affiliates, predecessors, successors or assigns, and their

present and future directors, officers, agents and

representations, the Debtors' Counsel and their members, the

Asbestos Plaintiffs, the Asbestos Plaintiffs' Counsel and their members of and from any and all claims, demands or obligations whatsoever, past, present or future, known or unknown, for

damages or equitable relief that they may possess against the releasees, arising out of or relating to the Existing Coverage

Litigation, these proceedings, the obtaining of any judgments against any of the USF&G Parties, and the USF&G Parties'

relationship with any of the Debtors, the Debtors' Counsel, the

Asbestos Plaintiffs, or the Asbestos Plaintiffs' Counsel.



     7.   Release by Debtors' Counsel.



          7.1  Upon payment of the $40 million Expense and Fee

Escrow pursuant to Section 3.1(c), Debtors' Counsel shall release any claim to entitlement to legal fees or expenses from the USF&G

Parties other than those set forth in Section 3.2(a)(i).



     8.   Conditions Precedent.



          8.1  Conditions Precedent To The Effective Date.  This

Agreement shall become effective and binding upon the date on which each of the following conditions precedent shall have been fulfilled:



          (a)  The Agreement shall have been duly authorized and

executed by and delivered to each of the Parties or by their duly authorized undersigned counsel.

          (b)  The Existing Coverage Litigation shall have been

stayed immediately upon the Effective Date as to the claims

against the USF&G Parties or earlier upon agreement of the

Debtors and USF&G Parties, which litigation shall remain stayed during the pendency of the Chapter 11 Cases.  No party shall seek to lift the automatic stay during the Chapter 11 Cases.



          (c)  A stipulation in the form of Exhibit B shall have

been executed and filed in the Existing Coverage Litigation.



          (d)  The Asbestos Plaintiffs' Counsel shall have

agreed, which agreement shall be evidenced by their execution of this Agreement, that they believe, based upon information

available to them, that they represent at least 75% of known claimants against the Debtors, and that they will advise their clients to vote consistent with their professional judgment and,

unless inconsistent with such professional judgment, in a manner that is consistent the Plan to be filed to effectuate this

Agreement.



          8.2   Condition Precedent to Certain Obligations

Arising Upon Plan Approval



          The payment provisions under Section 3 other than

Section 3.1(a)(i), 3.1(c)(i), 3.1(d) and 3.2(a), releases

(Sections 4, 5, 6 and 7) and dismissal provision (Section 11) are made expressly contingent upon the fulfillment of each of the conditions set forth below (it being recognized and understood that the payments under Sections 3.1(a)(ii), 3.1(b), and 3.1(c)

shall be made at the times set forth in those sections even

though such payments shall be subject to reimbursement to the

USF&G Parties in the event any of the following conditions are not fulfilled):

          (a)  The entry of an order or orders confirming the

Plan and containing the provisions set forth in Sections 4.1,

6.1, 8.2(b), (c) and (d) below and approving this Agreement,

which orders shall be in form and substance satisfactory to the

Parties and which shall have become final (i.e., not subject to stay or appeal), provided, however, that no party shall object to any such order on grounds that the Plan does not reflect the terms agreed to consistent with this Agreement unless such

inconsistency between the Plan and this Agreement materially adversely affects such Party.  The Parties agree that any change in the Plan with respect to the terms set forth in Sections

8.2(b) or 8.2(c) would materially adversely affect the Debtors.



          (b)  Except for Asbestos Related Claims, all claims

against the Debtors and all common stock interests in the Debtors shall be unimpaired, except that the Trust shall acquire a

majority of the stock of Western Asbestos Company, and the Trust shall obtain the "Option Respecting Shares of MacArthur Company",

the form of which is Exhibit C hereto.



          (c)  Asbestos Related Claims and future demands shall

be channeled to, and be paid solely from, a trust to be

established pursuant to 11 U.S.C.  524(g) (the "524(g) Trust").

The Trust will be a "qualified settlement fund" within the

meaning of section 468B of the Internal Revenue Code and

regulations issued pursuant to that section.  The channeling injunction shall enjoin any entities from taking any legal action for the purpose of directly or indirectly collecting, recovering,

or receiving payment or recovery with respect to any Asbestos

Related Claim, against the Debtors, any entity that becomes a direct or indirect transferee of or successor to any assets of any of the Debtors (to the extent of liability by reason of such transfer or succession), any party with a financial interest in any of the Debtors, or any party that was, is, or becomes

involved in the management of the Debtors or was, is or becomes an officer, director, agent or employee of any of the Debtors, provided that nothing in this Section shall be construed to apply to any claim against any of the Other Insurers.



          (d)  In addition to the channeling injunction set forth

in Section 8.2(c), the Plan shall provide for the issuance of a supplemental injunction pursuant to 11 U.S.C.  524(g) and

105(a) in favor of the USF&G Parties and their subsidiaries,

affiliates, predecessors, successors or assigns, and their past,

present and future directors, officers, agents and

representatives, successors and assigns (but in no circumstance any Other Insurer against whom Debtors or the Trust have

potential rights of recovery for Asbestos Related Claims) (the

"524(g) and Supplemental Injunctions").  The 524(g) and

Supplemental Injunctions shall bar any action or demand against any of the USF&G Parties and their subsidiaries, affiliates,

predecessors, successors or assigns (but in no circumstance any

Other Insurer against whom Debtors or the Trust have potential rights of recovery for Asbestos Related Claims), and their

present and future directors, officers, agents and

representatives, for any claims arising out of or relating to the

Policies, including but not limited to any claim under California

Insurance Code  11580 or its subdivisions or related or similar statues in any jurisdiction or any other claim by any person or entity for insurance coverage or damages, indemnity,

contribution, defense, equitable relief or otherwise relating to the Policies, the Existing Coverage Litigation, any Asbestos

Related Claim, or any other matter or claim relating to the

Policies by any party including any direct claim by a third-party against USF&G arising out of or relating to the Policies or

USF&G's insuring relationship with any of the Debtors including any claim for "bad faith" or extra-contractual liability,

provided, however that the injunction shall not preclude the

Debtors from enforcing their rights under the policies to the extent and only to the extent not released pursuant to the

proviso in Section 4.1.

          (e)  The disclosure statement for the Plan, notice and

solicitation procedures, and voting of Asbestos Related Claims shall be agreed to by the Parties and no Party shall refuse to agree to the disclosure statement, notice and solicitation

procedures, and voting of Asbestos Related Claims unless such

Party will be materially and adversely affected by a proposed provision.



          For purposes of the preceding paragraph, the notice or

notices would be deemed to be satisfactory to the USF&G Parties if such notice or notices:



          (1)  Contains a clear and unambiguous statement that

the Debtors are seeking confirmation of the Plan, which Plan (x)

contains injunctions against the further prosecution of Asbestos

Related Claims and (y) embodies and implements the releases

contained in Section 4.1 and the 524(g) and Supplemental

Injunctions described in Section 8.2(d) in favor of the USF&G

Parties, advising of the relevant dates for confirmation of the

Plan and the deadline for objections thereto and providing

contact information as to where copies of the disclosure

statement and plan may be obtained free of charge, and



          (2)  Is (a) mailed by first class mail to all known

plaintiffs with pending or unsatisfied asbestos-related claims or persons or entities asserting a claim or demand against any of the Debtors relating to asbestos, and (b) published in (i)

popular news publications in California, Minnesota and any other state in which asbestos-related claims have been filed against any of the Debtors within the past five years, and (ii) in the national edition of the Wall Street Journal or the national

edition of the New York Times.



          (f)  The Debtors' petitions under Chapter 11 shall be

filed no later than 180 days after the last of the payments under

Sections 3.1(a), (c) and (d) is made into escrow.

          (g)  If any of the terms in Section 4.1, 6.1, 8.2(b),

(c) or (d) are not approved by the Court, the Parties consent and agree that the petitions shall be withdrawn and the settlement rescinded, and monies paid pursuant to Sections 3.1(a)(ii),

(b)(ii), (c)(ii) and, as and to the extent set forth therein,

3.1(d) only, shall be returned to the USF&G Parties.



          9.  Classification and Treatment of Interests in Plan

and Other Provisions Relating to the Plan.



          9.1  In addition to the items set forth in Section 8.2,

the following shall be included within the Plan provisions.



          (a)  The Debtors' claims against Other Insurers arising

from Asbestos Related Claims shall be assigned to the 524(g)

Trust and shall be prosecuted by the Trust.  The USF&G Parties shall assign to the 524(g) Trust all their rights and claims against any of the Debtors' Other Insurers arising from Asbestos

Related Claims, including contribution rights arising from

payments for indemnity, attorneys' fees and expenses, or

otherwise, against Other Insurers and the 524(g) Trust shall prosecute such claims.  The Trust, the Debtors and the Asbestos

Plaintiffs, shall use their best efforts to maximize the 524(g)

Trust's recoveries from Other Insurers and shall take no action that prejudices such recoveries.  The 524(g) Trust Agreement shall contain such terms as are necessary or appropriate to

preserve the Debtors' rights against Other Insurers.



          (b)  Any monies owed by the Debtors to the Manville

Trust will be paid by the 524(g) Trust.



          (c)  As a condition to the receipt of payment from the

Trust, individuals holding Asbestos Related Claims will have to execute and deliver a general release in favor of the USF&G

Parties releasing the USF&G Parties in full from any and all claims or demands, past, present or future, known or unknown,

arising out of or relating to the Policies or any of the USF&G

Parties' insuring relationship with any of the Debtors, whether for insurance coverage, bad faith or other extra-contractual liability or otherwise allegedly arising out of or relating to the Policies or any of the USF&G Parties' insuring relationship with any of the Debtors, including but not limited to any claim under California Insurance Code  11580 or its subdivisions or related or similar statutes in any jurisdiction.



          9.2  The USF&G Parties shall not object to the Debtors'

projections of the number of asbestos-related personal injury claims. The USF&G Parties shall agree not to object to the

Debtors' total valuation of asbestos-related personal injury claims against the Debtors, which the Debtors currently value in excess of $5.0 billion.



          9.3  Judgment Creditors may, in addition to amounts

they receive from the escrow described in Section 3.1(a), above,

present a claim to the 524(g) Trust for the full amounts of their claims.  The full amount of claims by Judgment Creditors that have unsatisfied judgments against any of the Debtors shall be assigned to the 524(g) Trust.  The 524(g) Trust shall pay to the

Judgment Creditors the full amount for such judgments to the extent permissible under the bankruptcy code.  Any remaining rights of Judgment Creditors shall be assigned to the Trust for recovery from Other Insurers.



          9.4  The Asbestos Related Claims resolution procedure

shall be determined by agreement among the Debtors, Futures

Representative and Asbestos Plaintiffs.



          9.5  Upon Plan Approval and issuance of the 524(g) and

Supplemental Injunctions;

               (i)  the Parties shall execute and deliver the

releases set forth in Sections 4 and 6;



               (ii) the Existing Coverage Litigation shall be

voluntarily dismissed with prejudice.



          9.6  In the event (1) (A) the Chapter 11 Cases are

dismissed or converted to cases under Chapter 7 of the Bankruptcy

Code; or (B) any of the Parties supports a plan of reorganization other than the Plan containing the terms set forth in this

Agreement; or (C) Debtors modify the Plan without consent of the

Parties, and (2) the rights of a Party are materially and

adversely affected thereby, then, upon ten (10) days written notice by such Party to any of the other Parties, this Agreement shall become null, void, and without effect, provided, however that all payments made, or due and owing, except those expressly made reimbursable on Plan Disapproval, will be retained (if

paid), or paid (if due and owing), and Section 14 (No Admissions and Not Evidentiary), and Sections 17 through 24 shall remain valid, effective and enforceable and provided, further, however,

that all causes of action arising from breach of this Agreement by any Party prior to the date of notice of termination under this Section 9.12 shall be maintained and shall remain actionable in a court of competent jurisdiction.



          10.  Rights And Obligations of Parties in the Event of

Plan Disapproval.  In the event of a Plan Disapproval, the

Parties consent and agree that:



               (i)  The Parties will move to dismiss the Chapter

11 Cases; and

               (ii) Amounts paid into escrow pursuant to Sections

3.1(a)(ii), 3.1(b), 3.3(c)(ii), and, as and to the extent set forth therein, Section 3.1(d) only, shall be returned to the

USF&G Parties;



               (iii)     All other payments made or due pursuant

to this Agreement shall be retained by or paid to the payees described therein;



               (iv) This Settlement Agreement shall be rescinded

except to the extent any provisions or obligations expressly survive Plan Disapproval; and



               (v)  The Existing Coverage Litigation shall

proceed promptly to trial.



          11.  Stay and Dismissal Of Existing Coverage

Litigation.  Upon Plan Approval and issuance of the 524(g) and

Supplemental Injunctions, the Existing Coverage Litigation, which shall have been stayed pursuant to Section 8.1(b), shall be

voluntarily dismissed with prejudice.



          12.  Tax Consequences.  To the extent that the Debtors

or the Asbestos Plaintiffs determine that tax consequences of any of the transactions contemplated in this Agreement are

detrimental to them, all Parties agree to make such modifications as are necessary to remove the detriment without materially

altering the financial terms of this Agreement.



          13.  Bankruptcy Proceedings By USF&G Parties.  If any

of the USF&G Parties shall file any liquidation, conservatorship,

reorganization or rehabilitation proceeding, all other USF&G

Parties shall not seek, and shall oppose, any stay or diminution of any or all of the obligations under this Agreement of those

USF&G Parties that do not file such a proceeding.

          14.  No Admissions and Not Evidentiary.



               14.1 This Agreement is the result of a compromised

settlement of coverage disputes between the Debtors, the USF&G

Parties and the Asbestos Plaintiffs with regard to the Asbestos

Related Claims and all other claims.  The Debtors, the USF&G

Parties and the Asbestos Plaintiffs agree that this Agreement is not, and shall not be construed as, an admission or concession of liability, responsibility or wrongdoing by any Party to this

Agreement.  The Parties agree that this Agreement does not

constitute, and shall not be construed to reflect, the adoption of any coverage position by the Parties with respect to Asbestos

Related Claims or otherwise, nor shall it have any bearing upon or relevance to the interpretation or meaning of the Policies, or any of the terms, definitions, conditions or exclusions contained in the Policies or any other policies of insurance.



          14.2 All actions taken and statements made by the

Debtors, the USF&G Parties and the Asbestos Plaintiffs, or by

their respective representatives, relating to this Agreement or participation in this Agreement, including its development and implementation, shall be without prejudice or value as precedent beyond the scope of this Agreement, and shall not be used as a standard by which other matters may be judged.



          14.3 The Asbestos Plaintiffs and the Debtors that they

will not seek to introduce evidence, after Plan Disapproval, that the USF&G Parties agreed to pay or paid the $110 million sum referred to Section 3.1(a) in support of directly or indirectly any claim for "bad faith" or extra contractual damages against any of the USF&G Parties, provided however that this provision shall not apply in any proceeding in which the USF&G Parties first refer to the $110 million payment in defense of any claim for "bad faith" or extra contractual damages.

          15.  Best Efforts.  All parties will use their best

efforts to obtain the outcomes sought by this Agreement.



          16.  Debtors' Commercial Requests.   The USF&G Parties

and the Asbestos Plaintiffs will support all reasonable requests by the Debtors for Court approval of actions to maintain its vendor relationships, to obtain adequate credit, to retain its employees and officers, to maintain its competitive position, and otherwise to maintain the value of the Debtors through

confirmation of the Plan, and to enable the completion of the reorganization process as rapidly as feasible.



          17.  Confidentiality.   All matters relating to the

existence, terms, conditions and negotiation of this Agreement shall be and remain confidential and shall not be disclosed to anyone other than the Parties hereto and their consultants and counsel until the Debtors' petition is filed, except that this

Agreement and its terms may be disclosed (a) to the extent such disclosure is in the opinion of the Party making such disclosure required by law or appropriate in connection with any legal

proceedings (provided that confidentiality shall be maintained with respect to any such disclosure in any such legal proceeding)

and in either such circumstance such further disclosures shall be permissible to the extent necessary to explain or respond to inquiries concerning the disclosure required by law, (b) by the

Asbestos Plaintiffs to counsel for plaintiffs with active

asbestos cases or judgments on the condition that such counsel agree to this confidentiality provision, (c) if the Parties

otherwise agree in advance in writing; (d) to any insurer,

reinsurer, auditor or financial institution on the condition that such insurer, reinsurer,  auditor or financial institution has agreed to this confidentiality provision, (e) to any Other

Insurer or their counsel in connection with claims or potential claims against such Other Insurer if such Other Insurer agrees to this confidentiality provision or in the absence of such

agreement upon the consent of the USF&G Parties, (f) by a Party in any action or proceeding to enforce the terms of the

Agreement, if a protective order or confidentiality agreement is issued in advance to limit dissemination of the Agreement and its terms.



          18.  California Code of Civil Procedure Section 664.6.

The Parties stipulate that the settlement set forth in this

Agreement qualifies as a settlement for purposes of California

Code of Civil Procedure Section 664.6, and upon any default in performance thereof the court on motion may enter judgment

pursuant to the terms of this Agreement.



          19.  Jurisdiction.  Any action to resolve any disputes

among any of the parties hereto, (whether other persons or

entities are involved or not) arising out of this Agreement,

other than those which are within the exclusive jurisdiction of the Court, shall be brought and litigated in the Superior Court of the State of California, Alameda County.  No party shall

remove any such action to federal court.  This Agreement and all disputes arising out of it shall be governed by California law.



          20.  Amendments.  No amendment or variations of the

terms or provisions of this Agreement shall be valid unless made in writing and signed by each of the Parties hereto.



          21.  Execution.  This Agreement may be executed in

multiple counterparts, each of which shall be deemed an original,

with the same effect as if the signatures thereto were on the same instrument.



          22.  Construction..  Each of the Debtors, the USF&G

Parties and the Asbestos Plaintiffs has participated in the

drafting of this Agreement after having the opportunity to consult with counsel. It is the intent of the Parties that no part of this Agreement is to be presumptively construed either in favor of or against either Party.  This Agreement shall not be construed as an insurance policy.



          23.  Headings.  Section headings contained herein are

for purposes of organization only, and shall not constitute a part of this Agreement.



          24.  Correspondence.  Any communications or notices to

be provided pursuant to this Agreement shall be addressed and sent in writing, by registered or certified mail, return receipt requested, to the attention of the persons identified below (or as the Parties may subsequently direct in writing):



          (1)  If to the Debtors, to: Mac Arthur Company
                                      2400 Wycliff Street
                                      St. Paul, MN 55124
                                      Attention:  Clyde Rhodes

                              and to:

                                      Brobeck, Phleger & Harrison LLP
                                      Spear Street Tower, One Market
                                      San Francisco, CA  94105
                                      Attn:  Stephen Snyder, Esq.

                              and to:

                                      Faricy & Roen, P.A.
                                      Metropolitan Centre
                                      333 South 7th Street
                                      Suite 2320
                                      Minneapolis, MN 55492.
                                      Attn:  John Faricy, Esq.



          (2)  If to the USF&G Parties, to:  The St. Paul Companies
                                             385 Washington Street
                                             St. Paul, Minnesota  55102
                                             Attn:  General Counsel

                              and to:

                                             Simpson Thacher & Bartlett
                                             425 Lexington Avenue
                                             New York, New York  10017
                                             Attn:  Barry R. Ostrager, Esq.

          (3)  If to the Asbestos Plaintiffs, to:
                                       David McClain, Esq.
                                       Kazan, McClain, Edises, Abrams,
                                       Fernandez Lyons & Farrise
                                       171 Twelfth Street, Ste. 300
                                       Oakland, CA  94607

                              and to:

                                       Alan Brayton, Esq.
                                       Brayton Purcell
                                       222 Rush Landing Road
                                       Novato, CA  94945

                              and to:

                                       Harry Wartnick, Esq.
                                       Wartnick Law Firm
                                       101 California Street
                                       Suite 2200
                                       San Francisco, CA  94111






          [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          25.  Entire Agreement. This Agreement is an integrated

agreement, containing the entire understanding between the Parties hereoto with respect to the matters addressed herein and, except as set forth in this Agreement, no representations, warranties or

promises have been made or relied upon by the Parties to this

Agreement.  This Agreement shall prevail over prior

communications regarding the matters contained herein.



          26.  Counterparts.  This Agreement may be executed by

the Parties in separate counterparts, each of which when so

executed and delivered shall be an original, but all such

counterparts shall together constitute but one and the same

agreement.



          IN WITNESS HEREOF, the Parties, by their duly

authorized representatives, affix their signatures hereto on the date opposite their signature.

ON BEHALF OF THE DEBTORS (as defined herein):

Date:  June 1, 2002   By:  /s/ Terry Purcell
       ------------        -----------------


Name:     Terry Purcell
          -------------

Title:    President of Western Asbestos Co.
          Director of Western Asbestos Co.
          --------------------------------



ON BEHALF OF THE DEBTORS (as defined herein):

Date:  June 1, 2002   By:  /s/ Phillip A. Taylor
       ------------        ---------------------


Name:     Phillip A. Taylor
          -----------------

Title:    Director, Western Asbestos Company
          Vice President, Western Asbestos Company
          ----------------------------------------



ON BEHALF OF THE DEBTORS (as defined herein):

Date:  June 3, 2002   By:  /s/ Richard C. Lockwood
       ------------        -----------------------


Name:     Richard C. Lockwood
          -------------------

Title:    President, Western MacArthur Co.
          -------------------------------



ON BEHALF OF THE DEBTORS (as defined herein):

Date:  June 3, 2002   By:  /s/ Richard C. Lockwood
       ------------        -----------------------


Name:     Richard C. Lockwood
          -------------------

Title:    President, MacArthur Co.
          -----------------------



ON BEHALF OF THE USF&G PARTIES (as defined herein):

Date:  June 3, 2002   By:  /s/ Timothy M. Yessman
       ------------        ----------------------


Name:     Timothy M. Yessman___
          ------------------


Title:    Executive Vice President
          ------------------------

ON BEHALF OF THE ASBESTOS PLAINTIFFS (as defined herein):



Date:  June 4, 2002   By:  /s/ David McClain
       ------------        -----------------


Name:     David McClain
          -------------


Title:    Director, Kazan, McClain, Edises, Abrams, Fernandez,
                    Lyons & Farrise
          ---------------------------------------------------



Date:  June 3, 2002   By:  /s/ Alan R. Brayton
       ------------        -------------------


Name:     Brayton & Purcell
          -----------------


Title:    Principal
          ---------



Date:  June 3, 2002   By:  /s/ Harry F. Wartnick
       ------------        ---------------------


Name:     Harry F. Wartnick
          -----------------


Title:    President, Wartnick Law Firm
          ----------------------------

                            Exhibit A

                       Policy Information



                     Policy       Coverage
                     Number        Period
                     ------       --------

                    Unknown           1948

                   CLP 4277     11/1/48-49

                   CLP 6924        1949-50

                    Unknown        1950-51

                    Unknown        1951-52

                   CLP 7543        1952-53

                  CLP 16463        1953-54

                  CLP 22520      7/54-7/55

                  CLP 28002      7/55-7/56

                  CLP 33890      7/56-7/57

                  CLP 40765      7/57-7/58

                  CLP 43388      7/58-7/59

                  CLP 50470      7/59-7/60

                            Exhibit B


                      [Form of Stipulation]

JAMES N. PENROD (CA Bar No. 043030)
DAVID M. HALBREICH (CA Bar No. 138926)
DOUGLAS C. RAWLES (CA Bar No. 154791)
BROBECK, PHLEGER & HARRISON LLP
Spear Street Tower, One Market
San Francisco, CA 94105
Telephone:     (415) 442-0900
Facsimile:     (415) 442-1010


Attorneys for Plaintiffs
Western Mac Arthur Company and Mac Arthur Company


                  SUPERIOR COURT OF CALIFORNIA

                IN AND FOR THE COUNTY OF ALAMEDA


WESTERN MAC ARTHUR COMPANY, a    )   Case No. 721595-7
California corporation, and      )   (Consolidated with Case No.
MAC ARTHUR COMPANY,              )   828101-2)
a Minnesota corportation,        )
                                 )   STIPULATION AND ORDER RE:
                                 )   DETERMINATION OF CERTAIN
               Plaintiffs,       )   ISSUES AND STAY OF TRIAL
                                 )   AGAINST USF&G
          vs.                    )
                                 )   [Assigned to Honorable Bonnie
UNITED STATES FIDELITY &         )   L. Sabraw]
GUARANTY CO., a Maryland         )
corporation, THE ST. PAUL        )   Action Filed:  August 12,
COMPANIES, INC., a Minnesota     )   1993
corporation, and ST. PAUL FIRE & )   Trial Date:    In Trial
MARINE INSURANCE COMPANY, a      )
Minnesota corporation, as        )
successors to UNITED STATES      )
FIDELITY & GUARANTY CO.,         )
ARGONAUT INSURANCE COMPANY, a    )
California corporation, and DOES )
2 through 40, inclusive,         )
                                 )
                                 )
WESTERN ASBESTOS COMPANY,        )
                                 )
               Intervenor.       )
                                 )
                                 )
AND RELATED CROSS-ACTIONS.       )
                                 )

This stipulation and order (referred to herein as

"Stipulation and Order") is between Western Mac Arthur Company,

Mac Arthur Company and Western Asbestos Company (collectively,

"Western") on the one hand, and USF&G, The St. Paul Companies,

Inc. and St. Paul Fire and Marine Insurance Company

(collectively, "USF&G") on the other hand.



                            RECITALS



          WHEREAS, Western and USF&G are currently in Phase I of

the trial in this action;



          WHEREAS, Western and USF&G intend and have prepared

this Stipulation and Order to determine, as if fully litigated and finally adjudicated in Phase I with issue preclusive effect,

the matters set forth in Paragraphs 2-10 below.



                           STIPULATION



          Wherefore, in light of the facts and contentions in the

pleadings and discovery, and in light of the evidence introduced at trial, Western and USF&G hereby stipulate and agree that:



          1.   The trial of this action will be stayed as to

USF&G.



          2.   In 1967, Western Asbestos Company assigned its

rights to payment under all of its insurance policies to Mac

Arthur Company, who then transferred those rights to its nominee,

Western Mac Arthur Company.  The parties hereby agree and

stipulate that this 1967 assignment is valid as between Western

Asbestos Company and Mac Arthur Company.



          3.   In 1996, MacArthur Company assigned to Western

MacArthur any and all rights it had with respect to Western

Asbestos Company and the insurers of Western Asbestos Company to the extent Western MacArthur required such rights to pursue

Western Asbestos' insurance coverage.  (See Trial Exhibit 946).

The parties hereby agree and stipulate that this 1996 assignment is valid as between MacArthur Company and Western MacArthur.

          4.   In 1997, Western Asbestos Company assigned any

remaining rights to payment, if any, under Western Asbestos

Company's insurance policies to Western Mac Arthur Company.  The parties hereby agree and stipulate that this 1997 assignment is valid as between Western Asbestos Company and Western Mac Arthur

Company.



          5.   In 1999, Western Asbestos Company ratified the

prior assignments identified in Paragraphs 2 and 3 above, and assigned any remaining rights to payment, if any, under Western

Asbestos Company's insurance policies to Western Mac Arthur

Company.  This ratification and assignment was made through the

1999 Ratification and Assignment, introduced into evidence as

Trial Exhibit No. 742.  The parties hereby agree and stipulate that this ratification was valid as between Western Asbestos and

Western MacArthur.



          6.   The parties agree that this Stipulation and Order

does not resolve whether any of the assignments or ratification referenced in paragraphs 2-5 above is valid and enforceable as against USF&G by reason of certain policy provisions, and/or by reason of Western's alleged fraud, sham or collusion.  The

parties further agree that nothing in this Stipulation and Order shall prejudice USF&G's position that at all relevant times it has been a matter of genuine dispute as to whether each of the assignments and ratification referenced in paragraphs 2-5 is valid and enforceable as to either USF&G or as between Western

Asbestos and Western MacArthur (or in the case of the assignment referenced in paragraph 3, as between MacArthur Company and

Western MacArthur), or Western's position that none of these issues was a matter of genuine dispute.



          7.   USF&G issued comprehensive general liability

insurance policies to Western Asbestos Company from 1948 to 1960,

as follows:

              Policy       Coverage        Per person/
              Number        Period        per accident
                                                limits
             -------       -------        ------------


             Unknown          1948    $50,000/$100,000


            CLP 4277    11/1/48-49   $100,000/$200,000


            CLP 6924       1949-50   $100,000/$200,000


             Unknown       1950-51   $100,000/$200,000


             Unknown       1951-52   $100,000/$200,000


            CLP 7543       1952-53   $100,000/$200,000


           CLP 16463       1953-54   $200,000/$300,000


           CLP 22520     7/54-7/55   $200,000/$300,000


           CLP 28002     7/55-7/56   $200,000/$300,000


           CLP 33890     7/56-7/57   $200,000/$300,000


           CLP 40765     7/57-7/58   $200,000/$300,000


           CLP 43388     7/58-7/59   $200,000/$300,000


           CLP 50470     7/59-7/60   $200,000/$300,000






          8.   The comprehensive liability policies identified in

Paragraph 7 above contained the same or substantially similar coverage terms, conditions and limitations as USF&G's specimen comprehensive liability policy, Form No. 1091-A, introduced into evidence as Trial Exhibit No. 4433.



          9.   The comprehensive liability policies identified in

Paragraph 7 above provided coverage with respect to property damage claims up to a total annual aggregate limit, exclusive of defense fees and expenses, for such property damage claims of

$100,000 per year for the policies referenced in Paragraph 7 in effect from 1953-7/60 and $50,000 per year for the policies

referenced in Paragraph 7 in effect from 1948-1952.



          10.  The comprehensive general liability policies

identified in Paragraph 7 above were written on a  "caused by accident," as opposed to an "occurrence," basis.  These policies provided for bodily injury coverage without an aggregate limit for claims other than "products-completed operations" claims. It is not hereby determined, as set forth below in Paragraph 13,

whether any bodily injury coverage for products or for completed operations was provided or excluded and, if such coverage

existed, whether it was subject to an aggregate limit.  As

indicated in Paragraph 7, all policies were subject to "per

person" and "per accident" limits.



          11.  This Stipulation and Order determines, as if fully

litigated and finally adjudicated in Phase I with issue

preclusive effect, the matters set forth in Paragraphs 2-10,

except that Western shall not be foreclosed by this Stipulation and Order from attempting to prove that additional USF&G policies existed prior to 1948 or after 1960.  To ensure that the

Stipulation and Order is given this effect, the parties agree to cooperate in presenting this Stipulation and Order to the Court so it can be entered as an Order of the Court.  The parties also agree to do whatever else is necessary, if anything, to give the

Stipulation and Order the final and preclusive effect of the matters set forth in Paragraphs 2-10.



          12.  Any matters at issue between Western and USF&G

that are not addressed in Paragraphs 2-10 above remain in

dispute.  In particular, matters to be addressed during Phases

IB, II and III of the trial in this action remain in dispute,

including whether the assignments identified in Paragraphs 2-5 above are valid and enforceable against USF&G by reason of

certain insurance policy provisions, and/or by reason of

Western's alleged fraud, sham and collusion.



          13.  In addition, matters to be addressed during the

remainder of Phase I and Phases IB, II and III of the trial also include the issue of whether the comprehensive general liability policies identified in Paragraph 7 above provided or excluded any

"products-completed operations" coverage, or whether such

coverage was subject to an aggregate limit.  In addition, it remains to be determined which party has the burden of proof on these issues.  These matters remaining in dispute may be tried subsequently, after the stay.



          14.  This Stipulation and Order shall be binding and

enforceable in any action for insurance coverage, including this one.  Once the facts set forth in this stipulation have been established in such an action for insurance coverage, the parties shall not directly or indirectly refer to this Stipulation and

Order, the facts stipulated to, and any negotiations or other communications of any kind regarding this Stipulation and Order,

in support of any attempt to seek damages for alleged "bad faith"

or other extra-contractual damages or other claims in tort or otherwise from USF&G, or to defend against such claims, which shall be tried before a different factfinder than the coverage action referred to in the first sentence of this paragraph.  The provisions of Evidence Code 1152 as well as Federal Rule of

Evidence 408 and other similar rule or provision shall

specifically apply to such negotiations or communications.



          15.  This Stipulation and Order shall be considered

jointly drafted and negotiated for purposes of any interpretation of its provisions.



Dated:  June 3, 2002         WHITE & CASE


                             By
                                  Travers Wood
                                  Attorneys for Defendants
                                  The St. Paul Companies, Inc. and
                                  St. Paul Fire & Marine Insurance Company



Dated:  June 3, 2002         SEDGWICK, DETERT, MORAN & ARNOLD


                             By
                                  Kevin Dunne
                                  Attorneys for Defendant
                                  USF&G


Dated:  June 3, 2002         FARICY & ROEN P.A.


                             By
                                  John H. Faricy, Jr., Esq.
                                  Craig Roen, Esq.
                                  Attorneys for Plaintiffs Western
                                  Mac Arthur Company and Mac Arthur Company

DATED: June 3, 2002          BROBECK, PHLEGER & HARRISON LLP


                             By
                                David M. Halbreich
                                Attorneys for Plaintiffs Western
                                Mac Arthur Company and Mac Arthur Company


Dated:  June 3, 2002         MILLER, STARR & REGALIA


                             By
                                  Amy Matthew
                                  Attorneys for Plaintiff-in-
                                  Intervention Western Asbestos Co.


IT IS SO ORDERED:




Dated:  June __, 2002
                                  Hon. Bonnie L. Sabraw
                                  Judge, Alameda County Superior Court

                            Exhibit C



         OPTION RESPECTING SHARES OF MAC ARTHUR COMPANY



          This "Option Respecting Shares Of Mac Arthur Company"

("Option") is granted to the Mac Arthur Settlement Trust pursuant to the Plan of Reorganization under Chapter 11 of the United

States Bankruptcy Code for Mac Arthur Company, Western Mac Arthur

Company, and Western Asbestos Company.  The shareholders

executing this Option collectively own 100% of the only class of stock issued and outstanding of Mac Arthur Company, a Minnesota corporation.



          Each of the shareholders executing this Option grants

to the Mac Arthur Settlement Trust the option to obtain his or her shares of Mac Arthur Company on the following conditions:



          1.  The Option must be exercised one time and for all

the shares of Mac Arthur Company;



          2.  The Option must be exercised by written notice

within 30 days of Plan Approval.  Notice will be sent by

facsimile to ______________, copies to _______________;



          3.  The Option prices that The Mac Arthur Settlement

Trust will pay in cash, which total $33 million, to each of the undersigned shareholders on exercise of the option is the amount shown below beside each shareholder's name:

          John Ordway, Jr.              $ ____________



          Richard Lockwood              $_____________



          Jay H. Brown                  $ ____________

          Profit Sharing                $_____________



          Philip Ordway                 $_____________



          1st Employee                  $_____________



          2nd Employee                  $_____________



          3rd Employee                  $_____________



          4.  Payment for the shares will be made

contemporaneously with the notice exercising the option.